CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 16, 2014, relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Reports to Shareholders of T. Rowe Price Institutional Africa & Middle East Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional Frontier Markets Equity Fund, T. Rowe Price Institutional Global Focused Growth Equity Fund, T. Rowe Price Institutional Global Growth Equity Fund, T. Rowe Price Institutional Global Value Equity Fund, T. Rowe Price Institutional International Concentrated Equity Fund (formerly known as T. Rowe Price Institutional Concentrated International Equity Fund), T. Rowe Price Institutional International Core Equity Fund, and T. Rowe Price Institutional International Growth Equity Fund (nine of the portfolios comprising T. Rowe Price Institutional International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement. We also consent to the use in this Registration Statement of our report dated July 16, 2014, relating to the financial statements of T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2015